Exhibit 99.1

SOLID POWER REPORTS THIRD QUARTER 2025 RESULTS

LOUISVILLE, Colo., November 4, 2025 – Solid Power, Inc. (Nasdaq: SLDP), a leading developer of solid-state battery technology, today announced its operational and financial results for the third quarter of 2025.

Recent Business Highlights

•	Announced a Joint Evaluation Agreement with Samsung SDI and BMW to progress the development of all-solid-state batteries.
•	Conducted site acceptance testing for the SK On pilot cell line, which remains on schedule for completion by year-end.
•	Continued detailed design work for the installation of our continuous electrolyte production pilot line, with commissioning on track for 2026.
•	Remained fiscally disciplined, focusing on operational efficiencies and cost reductions while continuing to drive innovation.

“This Joint Evaluation Agreement marks meaningful advancement in Solid Power’s path toward commercialization. Our electrolyte sampling efforts have culminated in this strategic partnership with Samsung SDI and BMW,” said John Van Scoter, President and Chief Executive Officer of Solid Power. “We believe this collaboration validates the strength of our technology and highlights our dedication to building partnerships that drive innovation in all-solid-state battery technology.”

Third Quarter 2025 Financial Highlights

Solid Power delivered $4.6 million in revenue and grant income during the third quarter of 2025, bringing year-to-date revenue recognized to $18.1 million. Third quarter 2025 revenue was driven primarily by our work performed on the site acceptance testing milestone under our line installation agreement with SK On Co., Ltd.

Operating expenses were $29.0 million in the third quarter of 2025 compared to $33.4 million in the second quarter of 2025. Third quarter operating expenses include $2.6 million of costs incurred to support site acceptance testing. Year-to-date 2025 operating loss was $74.3 million, and year-to-date net loss was $66.4 million, or $0.37 per share.

Balance Sheet and Liquidity

(in thousands)	September 30, 2025	December 31, 2024
Cash and cash equivalents	$47,286	$25,413
Available-for-sale securities	253,141	302,057
Total liquidity	$300,427	$327,470

Solid Power’s liquidity position remains strong. Total liquidity as of September 30, 2025, was $300.4 million, as shown above. Solid Power raised net proceeds of $32.9 million through sales of shares of common stock under an at-the-market offering program during the third quarter of 2025.

As of September 30, 2025, contract assets and contract receivables were $7.2 million and total current liabilities were $16.6 million.

Third quarter and year-to-date 2025 capital expenditures totaled $0.6 million and $5.6 million, respectively, primarily representing costs for construction of our continuous electrolyte production pilot line. So far this year, we have used $61.2 million towards our total cash investment.

2025 Outlook

Solid Power remains committed to delivering on the following key objectives for 2025:

•	Drive electrolyte innovation and performance through feedback from customers and internal cell development.
•	Continue to execute on electrolyte technology development roadmap, including the start of the installation of a pilot continuous electrolyte manufacturing line.
•	Fulfill partner and customer commitments and increase electrolyte sampling, using the electrolyte innovation center, or EIC, to quickly innovate driven by demand.
•	Maintain financial discipline while ensuring ongoing investments in technology development and capabilities.

In addition to the progress Solid Power has made on its 2025 objectives, management has reduced its expectation for 2025 cash investment to be in the range of $85 million to $95 million. The revised outlook reflects our focus on driving innovation and supporting our partners and customers while optimizing operating expenses.

Webcast and Conference Call

Solid Power will host a conference call at 2:30 p.m. MT (4:30 p.m. ET), today, November 4, 2025. Participating on the call will be John Van Scoter, President and Chief Executive Officer, and Linda Heller, Chief Financial Officer.

The call may be accessed through a live audio webcast on Solid Power’s Investor Relations website at www.solidpowerbattery.com/investor-relations. An audio replay will be available at the same location.

About Solid Power, Inc.

Solid Power is developing solid-state battery technology to enable the next generation of batteries for the fast-growing EV and other markets. Solid Power’s core technology is its electrolyte material, which Solid Power believes can enable extended driving range, longer battery life, improved safety, and lower cost compared to traditional lithium-ion. Solid Power’s business model – selling its electrolyte to cell manufacturers and licensing its cell designs and manufacturing processes – distinguishes the company from many of its competitors who plan to be commercial battery manufacturers. Ultimately, Solid Power endeavors to be a leading producer and distributor of sulfide-based solid electrolyte material for powering both EVs and other applications. For more information, visit http://www.solidpowerbattery.com/.

Forward-Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include our financial guidance for 2025; our future financial performance, strategy, expansion plans, including plans related to the expansion of our electrolyte production capabilities, market opportunity, operations, and operating results; estimated revenues or losses; projected costs; future prospects; and plans and objectives of management. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require and our ability to commercialize our technology in advance of competing technologies and our competitors; (ii) risks relating to our status as a research and development stage company with a history of financial losses with an expectation of incurring significant expenses and continuing losses for the foreseeable future, including execution of our business plan and the timing of expected business milestones; (iii) risks relating to the non-exclusive nature of our partnerships, our ability to secure new business relationships, and our ability to manage these relationships; (iv) our ability to negotiate and execute commercial agreements with our partners and customers on commercially reasonable terms; (v) broad market adoption of EVs and other technologies where we are able to deploy our technology, if developed successfully; (vi) our success attracting and retaining our executive officers, key employees, and other qualified personnel; (vii) our ability to protect and maintain our intellectual property, including in jurisdictions outside of the United States; (viii) our ability to secure government contracts and grants, changes in government priorities with respect to our government contracts and grants or government funding reductions or delays, and the availability of government subsidies and economic incentives; (ix) delays in the construction and operation of facilities that meet our short-term research and development and long-term electrolyte production requirements; (x) changes in applicable laws or regulations; (xi) risks relating to our information technology infrastructure and data security breaches; and (xii) risks relating to other economic, business, or competitive factors in the United States and other jurisdictions, including supply chain interruptions and changes in market conditions, and our ability to manage these risks and uncertainties. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” sections of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2024, Solid Power’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and other documents filed by Solid Power from time to time with the Securities and Exchange Commission (the “SEC”), all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

Contacts

investors@solidpowerbattery.com

press@solidpowerbattery.com

Source: Solid Power, Inc.

Solid Power, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and number of shares)

	September 30, 2025 (Unaudited)	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$47,286	$25,413
Marketable securities	203,928	92,784
Contract receivables	2,069	1,393
Contract assets	5,164	—
Prepaid expenses and other current assets	3,731	5,646
Total current assets	262,178	125,236
Long-Term Assets
Property, plant and equipment, net	88,997	97,208
Right-of-use operating lease assets, net	6,957	7,490
Investments	50,433	210,400
Intangible assets, net	2,056	2,072
Other assets	1,159	1,577
Loan receivable from equity method investee	4,364	4,267
Total long-term assets	153,966	323,014
Total assets	$416,144	$448,250
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current Liabilities
Accounts payable and other accrued liabilities	9,446	8,409
Deferred revenue	436	3,150
Accrued compensation	5,894	7,578
Operating lease liabilities	836	833
Total current liabilities	16,612	19,970
Long-Term Liabilities
Warrant liabilities	9,537	8,735
Operating lease liabilities	7,370	8,023
Other liabilities	1,127	1,208
Total long-term liabilities	18,034	17,966
Total liabilities	34,646	37,936
Mezzanine Equity
Mezzanine Equity	303	34
Stockholders’ Equity
Common Stock, $0.0001 par value; 2,000,000,000 shares authorized; 190,209,602 and 180,364,028 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	19	18
Additional paid-in capital	628,501	591,394
Accumulated deficit	(247,710)	(181,171)
Accumulated other comprehensive income	385	39
Total stockholders’ equity	381,195	410,280
Total liabilities, mezzanine equity and stockholders’ equity	$416,144	$448,250

Solid Power, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except number of shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues and Grant Income
Revenue	$3,732	$4,651	$15,342	$15,679
Grant income	828	—	2,774	—
Total revenue and grant income	4,560	4,651	18,116	15,679
Operating Expenses
Direct costs	3,632	6,973	14,790	16,700
Research and development	18,276	17,319	55,639	54,718
Selling, general and administrative	7,074	7,950	22,008	24,570
Total operating expenses	28,982	32,242	92,437	95,988
Operating Loss	(24,422)	(27,591)	(74,321)	(80,309)
Nonoperating Income and Expense
Interest income	3,050	4,251	9,887	13,707
Change in fair value of warrant liabilities	(3,464)	1,591	(802)	1,793
Interest expense	(6)	(11)	(21)	(37)
Other income (expense)	(58)	(283)	(732)	(167)
Total nonoperating income and expense	(478)	5,548	8,332	15,296
Pretax Loss	$(24,900)	$(22,043)	$(65,989)	$(65,013)
Income tax expense	360	376	365	887
Share of net loss of equity method investee	607	—	1	—
Net Loss Attributable to Common Stockholders	$(25,867)	$(22,419)	$(66,355)	$(65,900)
Other Comprehensive Income (Loss)	161	2,058	346	1,468
Comprehensive Loss Attributable to Common Stockholders	$(25,706)	$(20,361)	$(66,009)	$(64,432)
Basic and diluted loss per share	$(0.14)	$(0.13)	$(0.37)	$(0.37)
Weighted average shares outstanding – basic and diluted	182,350,071	179,160,488	181,369,650	179,177,452

Solid Power, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(66,355)	$(65,900)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	13,770	11,991
Amortization of right-of-use assets	1,071	642
Loss on sales of property, plant and equipment, net	574	—
Share of net loss of equity method investee	1	—
Stock-based compensation expense	6,467	8,987
Change in fair value of warrant liabilities	802	(1,793)
Accretion of discounts on other long-term liabilities	49	52
Accretion of loan receivable from equity method investee	(97)	—
Amortization of premiums and accretion of discounts on available-for-sale securities	(3,579)	(6,260)
Loss on change in assessment of finance lease purchase options	84	—
Impairment loss on abandoned patents	748	—
Change in operating assets and liabilities that provided (used) cash and cash equivalents:
Contract receivables and contract assets	(5,597)	(1,061)
Prepaid expenses and other current assets and other assets	2,360	707
Accounts payable and other accrued liabilities	(121)	(664)
Deferred revenue	(2,714)	6,734
Deferred revenue from related parties	—	(828)
Accrued compensation	(1,684)	(2,027)
Operating lease liabilities	(781)	(610)
Net cash and cash equivalents used in operating activities	(55,002)	(50,030)
Cash Flows from Investing Activities
Purchases of property, plant and equipment, net	(5,614)	(11,236)
Purchases of available-for-sale securities	(158,770)	(174,040)
Proceeds from sales of available-for-sale securities	211,085	252,177
Cash paid for loan receivable from equity method investee	—	(4,448)
Purchases of intangible assets	(602)	(314)
Net cash and cash equivalents provided by investing activities	46,099	62,139
Cash Flows from Financing Activities
Proceeds from exercise of stock options	1,866	232
Proceeds from issuance of shares of common stock under the ESPP	156	238
Cash paid for withholding of employee taxes related to stock-based compensation	(736)	(554)
Repurchase of shares of common stock	(3,592)	(8,274)
Payments on finance lease liabilities	(232)	(319)
Proceeds from the ATM, net of commissions and fees	33,412	—
Offering costs for the issuance of common stock under the ATM	(98)	—
Net cash and cash equivalents provided by (used in) financing activities	30,776	(8,677)

Net increase in cash and cash equivalents	21,873	3,432
Cash and cash equivalents at beginning of period	25,413	34,537
Cash and cash equivalents at end of period	47,286	37,969

Supplemental information
Cash paid for interest	$21	$37
Accrued capital expenditures	1,933	2,041
Accrued intangibles	155	—
Unpaid reimbursements on capital expenditures	242	—
Accrued offering costs for the issuance of common stock under the ATM	421	—
Accrued excise tax on stock repurchases	35	82